Exhibit 99.2

Exhibit 99.2

FDIC-Assisted Acquisition of American Marine Bank

January 29, 2010

Safe Harbor Statement:

This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to future events and expectations and involve known and unknown risks and uncertainties. Actual results may differ materially from those currently expected or projected in these forward-looking statements. These forward-looking statements are based on current expectations and assumptions, and we assume no obligation to update these forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. For risks relating to these forward-looking statements and factors that could cause actual results to differ materially from those anticipated, please review Columbia’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (including the “Risk Factors”, “Business” and “Management’s Discussion and Analysis” sections therein) and other filings with the Securities and Exchange Commission.

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American Marine Bank At-A-Glance

Founded: 1948; HQ: Bainbridge Island, WA

Focus: Community Banking with a Trust and Wealth Management division

Employees: 120(1)

Branches: 11 branches in Western Puget Sound

Columbia Banking System, Inc. (52) American Marine Bank (11)

3(1) 120 FTE employees as of September 30, 2009. Source: Call report

Expanding Geographic Reach

Columbia Banking System, Inc. (52) American Marine Bank (11) Columbia River Bank (21)

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Overview

FDIC-Assisted Transaction:

Approximately $350 million in assets Approximately $270 million in deposits Approximately 84% core deposits Credit loss protection by the FDIC

$258 million of loans and real estate assets covered FDIC assumes 80% of the first $66 million of losses FDIC assumes 95% of losses above $66 million

No holding company assets or liabilities acquired

Approvals:

All regulatory approvals received Advisor: Keefe, Bruyette & Woods

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Strategic Rationale

Expands Columbia Banking System’s deposit franchise

Acquisition adds approximately $270 million of deposits and 10 branches in Western Puget Sound area plus 1 branch in Seattle

Opportunity to reprice higher cost funds

Core deposits provide additional liquidity

Anticipate significant cost saves (approximately 25-30%)

Financially compelling for shareholders

Minimal credit exposure with low risk-weighting applied to acquired assets

Meets all internal financial hurdles for IRR and earnings accretion with conservative assumptions

Utilizes small portion of excess capital

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Expanded Deposit Franchise

- Moves Columbia into top ten deposit market share in Washington
- Washington: 60 branches; 6 in the greater Seattle area

Washington					
2009 Rank	Institution (ST)	Type	Number of Branches	Total Deposits in Market ($000)	Total Market Share (%)
1	Bank of America Corp. (NC)	Bank	239	22,930,816	20.23
2	KeyCorp (OH)	Bank	154	9,717,304	8.57
3	JPMorgan Chase & Co. (NY)	Bank	189	9,671,136	8.53
4	Wells Fargo & Co. (CA)	Bank	159	9,632,965	8.50
5	U.S. Bancorp (MN)	Bank	186	9,556,409	8.43
6	Washington Federal Inc. (WA)	Thrift	75	4,791,363	4.23
7	Sterling Financial Corp. (WA)	Bank	70	4,666,735	4.12
8	Frontier Financial Corp. (WA)	Bank	47	3,102,541	2.74
9	Banner Corp. (WA)	Bank	66	2,976,945	2.63
	Pro Forma Company		**60**	**2,762,877**	**2.44**
10	W.T.B. Financial Corp. (WA)	Bank	25	2,576,425	2.27
11	**Columbia Banking System Inc. (WA)**	**Bank**	**42**	**2,188,696**	**1.93**
12	HomeStreet Inc. (WA)	Savings BHC	15	1,692,851	1.49
13	Yakima FS&LA (WA)	Savings Inst	10	1,226,540	1.08
14	City Bank (WA)	Bank	8	1,094,151	0.97
15	Peoples Bancorp (WA)	Bank HC	27	1,053,698	0.93
16	Cascade Financial Corp. (WA)	Bank	22	1,002,348	0.88
17	AmericanWest Bancorp. (WA)	Bank	32	950,059	0.84
18	First Financial Northwest Inc (WA)	Thrift	1	946,014	0.83
19	First Citizens BancShares Inc. (NC)	Bank	21	942,191	0.83
20	Cashmere Valley Financial Corp (WA)	Bank	10	935,455	0.83
21	Heritage Financial Corp. (WA)	Bank	21	850,504	0.75
22	Olympic Bancorp Inc. (WA)	Bank HC	26	795,803	0.70
23	Washington Banking Co. (WA)	Bank	18	787,423	0.69
24	First Independnt Invts Grp Inc (WA)	Bank HC	19	771,446	0.68
25	Seattle Financial Group Inc. (WA)	Thrift HC	5	673,184	0.59
48	**AMB Financial Services Corp. (WA)**	**Bank HC**	**11**	**317,264**	**0.28**
60	**Columbia Bancorp (OR)**	**Bank**	**7**	**180,336**	**0.16**
	Other Instituitions in Market (85)		409	17,303,099	15.30
	Total For Institutions In Market		**1,914**	**113,333,701**	**100.00**

7 *Source: FDIC as of June 30, 2009*

You'll Notice the Difference.

Integration Has Already Begun

Like the Columbia River transaction, we anticipate American Marine will be a seamless transition

Open for business as usual

COLB representatives in each branch

Columbia Banking System management has formed a dedicated team to lead the integration process both:

Branch Integration

Credit risk management

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American Marine’s Deposit Mix Q3 2009

Total Deposits: $270* Million

CDs > $100K 13.7%

CDs < $100K

20.6%

Savings

7.6%

Transaction Accts 58.0%

Transaction Accts include: Demand, NOW & Other Trans., and MMDAs. Source: Call Report as of 9/30/09. *Total deposits less brokered deposits as of 9/30/09 and deposit runoff.

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American Marine’s Loan Portfolio Q3 2009

Total Loan Portfolio: $258 Million

C&I Consumer 9.4% 2.3%

Multifamily RE 1.2%

Constr. & LD

22.8%

CRE

22.5%

1-4 Family RE

41.7%

10 Source: Call Report as of 9/30/09

Transaction Structure

$ in millions

Loans Acquired $264

Other Assets 105

Total Assets Acquired 370

Deposits Assumed 291

Other Liabilities 50

Net Acquired Assets 29

Estimated Cash Received from FDIC 3

Source: Call Report as of 9/30/09

Other Assets exclude $2 million of Deferred Tax Assets and $8 million in Life Insurance Assets; Deposits exclude $18 million in Cede & Co deposits not transferred

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Pro Forma Capital Ratios*

Columbia River

+American Marine

COLB Actual Pro Forma*

9/30/2009 9/30/2009

Leverage Capital Ratio 14.79% 10.16%

Tier 1 Risk Based Capital Ratio 17.78 15.69

Total Risk Based Capital Ratio 19.06 16.97

Tangible Common Equity / Tangible Assets 11.52 7.95

Tangible Equity / Tangible Assets 13.93 9.64

12 *Pro Forma capital ratios include estimated fair market value adjustments and are subject to change

Enhances Columbia Banking System

• Expands company footprint

• Adds core deposits

• Improves efficiency

• Enlarges customer base

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